POWER OF ATTORNEY

I hereby constitute and appoint James A. Niewiara, Kristin L. Kruska and Lauren E. Henderson, and each of them, acting alone without any of the others, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to prepare, sign and file any and all Forms 3, 4, 5 and 144 and any successor Forms (and any amendments or corrections to all such forms, and any related documents or items, including a Form ID and any other documents necessary to obtain codes and passwords necessary to make electronic filings) which they deem needed or desirable with the Securities and Exchange Commission and any and all stock exchanges, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate in connection with this power and authority, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, 5 and 144 with respect to my holdings of and transactions in securities issued by Motorola Solutions, Inc., unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

By: [signature]
Peter A. Leav

Date: February 18, 2026

State of ____________
County of ____________

Signed or attested before me on this ____ day of ____________, 2026.

____
Notary Public

My commission expires: 30th Nov 2027

See Attached Notarization
[signature]
Notary Public
18th February 2026

CALIFORNIA ACKNOWLEDGMENT CIVIL CODE § 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California }
County of Santa Clara }

On 18th Feb 2026 before me, I M Pearce, Notary Public
Date *Here Insert Name and Title of the Officer*

personally appeared Peter A Leow
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I. M. PEARCE
Notary Public - California
Santa Cruz County
Commission # 2474593
My Comm. Expires Nov 30, 2027

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature I M Pearce
Signature of Notary Public

Place Notary Seal and/or Stamp Above

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: ______

Document Date: ______ Number of Pages: ______

Signer(s) Other Than Named Above: ______

Capacity(ies) Claimed by Signer(s)

Signer's Name: ______
☐ Corporate Officer – Title(s): ______
☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer is Representing: ______

Signer's Name: ______
☐ Corporate Officer – Title(s): ______
☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer is Representing: ______